AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF REMOVING SAVOS INVESTMENTS TRUST AND ITS SERIES

October 14, 2022

MidCap SPDR Trust, Series 1 c/o BNY Mellon as Trustee
240 Greenwich Street – 8th Floor New York, NY 10286
Attn: Patrick Griffin

RE:    Removal of Savos Investments Trust and its series from Fund of Funds Investment Agreement

Dear Sirs and Madams:

This letter will confirm an amendment (“Amendment”) to the agreement dated as of January 19, 2022, between GPS Funds I, GPS Funds II and Savos Investments Trust each on behalf of itself and each of its series listed in Schedule A as amended from time to time, severally and not jointly (each, an “Acquiring Fund”) and The Bank of New York Mellon, solely in its capacity as Trustee and on behalf of the MidCap SPDR Trust, Series 1 (the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, the Funds entered into a Fund of Funds Investment Agreement dated as of January 19, 2022 (the “Agreement”);

WHEREAS, the Funds desire to terminate the Agreement as between Savos Investments Trust and the Acquired Fund pursuant to Section 6 of the Agreement;

WHEREAS, the Funds desire to amend Schedule A of the Agreement to remove Savos Investment Trust and its separate series, Savos Dynamic Hedging Fund, as an Acquiring Fund pursuant to Section 6b of the Agreement;

WHEREAS, Section 6 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party in accordance with Section 5 of the Agreement;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and the Acquired Fund pursuant to Section 8(b) of the Agreement, effective as of October 14, 2022. For the avoidance of doubt, it is the

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intent of the Funds that the Agreement as between both GPS Funds I and GPS Funds II and the Acquired Fund shall remain in full force and effect.

2.In accordance with the forgoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

3.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

4.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Funds hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date written above.

GPS Funds I, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Savos Investment Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

MidCap SPDR Trust, Series 1 By: The Bank of New York Mellon, Solely in its capacity as Trustee for the MidCap SPDR Trust, Series 1

By:	/s/ Nicole Fouron
Name:	Nicole Fouron
Title	Managing Director

SCHEDULE A
Applicable Funds Effective October 14, 2022

Acquiring Funds

GPS Funds I
GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Core Fixed Income Fund

GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

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